Exhibit 99.1

Newmont Announces Proposed Offering of Senior Notes

DENVER, March 5, 2012 – Newmont Mining Corporation (NYSE: NEM) (the “Company”) today announced its intention to offer, subject to market and other conditions, senior unsecured notes pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission. The notes will be guaranteed on a senior unsecured basis by the Company’s subsidiary Newmont USA Limited.

The Company intends to use net proceeds from the offering for (i) repayment of the outstanding balance under the Company’s senior revolving credit facility (which was drawn upon in January and February 2012 principally to repay the Company’s 2012 convertible senior notes and to pay a portion of the payments in connection with the exercise of the early purchase option under the sale-leaseback for the Company’s refractory ore treatment plant in Nevada), (ii) settlement of certain forward starting swaps contracts, (iii) remaining payments to be made during 2012 in connection with the exercise of the early purchase option under the sale-leaseback agreement relating to the Company’s refractory ore treatment plant in Nevada, and (iv) general corporate purposes (which may include funding associated with exploration, the development of the Company’s project pipeline or dividends or other forms of capital return to the Company’s shareholders). The Company intends to place the remaining proceeds in short-term liquid investments.

Citigroup Global Markets Inc. and J.P. Morgan Securities LLC will act as joint book-running managers for the offering.

This news release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus.

Copies of the preliminary prospectus supplement and accompanying prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from Citigroup, Brooklyn Army Terminal, 140 58th Street, 8th floor, Brooklyn NY 11220 or by telephone at (877) 858-5407, or J.P. Morgan Securities LLC, National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, New York 11245 or by telephone collect at (212) 834-4533. An electronic copy may also be obtained at www.sec.gov.

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Investor Contacts
John Seaberg	303.837.5743	john.seaberg@newmont.com
Karli Anderson	303.837.6049	karli.anderson@newmont.com

Media Contacts
Omar Jabara	303.837.5114	omar.jabara@newmont.com
Diane Reberger	303.967.9455	diane.reberger@newmont.com

Cautionary Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements may include, without limitation, statements regarding future sales of securities and use of proceeds of such sales. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the “forward-looking statements”. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the countries in which we operate, and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company’s 2011 Annual Report on Form 10-K, filed on February 24, 2012 with the Securities and Exchange Commission, as well as the Company’s other SEC filings. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.